Barry L. Friedman, P.C.
                                1582 Tulita Drive
                               Las Vegas, NV 89123





                                            November 2, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

        I have read and agree with the information contained in the section entitled "Change in Accountants" included in Dragon Pharmaceutical Inc.'s Registration Statement on Form 10-SB to be filed with the Securities and Exchange Commission on or about October 29, 1999, insofar as such comments relate to us.

                                  Yours truly,

                                            /s/ BARRY L. FRIEDMAN
                                                ------------------
                                                Barry L. Friedman, P.C.